Exhibit 99.1

  Devine Entertainment Extends Exercise Dates of Warrants and Step-Up Warrants

TORONTO--(BUSINESS WIRE)--Devine Entertainment Corporation (OTCBB:DVNNF), seeking to capitalize on the burgeoning global demand for high quality film and television content, today announced one-year extensions to the exercise dates of the step-up warrants and warrants associated with the Company's April 7, 2004, and May 31, 2006, private placements, respectively.

Each step-up warrant to acquire one common share at an exercise price of $0.30 (all amounts in Canadian dollars), previously exercisable at any time prior to April 7, 2008 and each warrant to acquire one common share at an exercise price of $0.30, previously exercisable at any time prior to May 31, 2008, is now extended for one year.

Any exercise of the step-up warrants associated with the Company's April 7, 2004, private placement on or prior to April 7, 2009, will be valid and any exercise of the warrants associated with the Company's May 31, 2006 private placement on or prior to May 31, 2009, will be valid. The acquisition of one common share at the exercise price of $0.30 and all other terms and conditions of the step-up warrants and the warrants remain the same.

About Devine Entertainment

Devine Entertainment Corporation develops, creates, and produces award-winning television programming and feature films for worldwide distribution across multiple TV broadcast networks, cable and satellite networks, DVD and Internet markets. Specializing in cultural and educational programming as well as prime-time drama and comedy entertainment programming, the Company's titles have garnered more than 120 international film and television industry awards, including five Emmy and five Gemini Awards. The Company partners with leading international distributors, broadcasters and co-producers, such as Sony BMG, Rogers Media and The Carrere Group of France, to produce and distribute its award-winning film and television titles.

Among Devine's critically acclaimed productions are its cultural and educational film series on history's landmark Composers, Inventors and Artists, which have been broadcast in more than 50 countries. The Company continues to expand its proprietary library of high-quality film and television content. Among its general-audience primetime programming is the acclaimed one-hour mystery series, "Across the River to Motor City," delivered to broadcasters worldwide in 2007. Headquartered in Toronto, the Company's common shares trade on the NASD OTCBB market in the U.S. under the symbol DVNNF, and on the Frankfurt Stock Exchange under the ticker 3TD. The Company's corporate website is www.devine-ent.com.


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Investor-specific information and resources:
http://www.trilogy-capital.com/tcp/devine.

View current stock quotes and news:
http://www.trilogy-capital.com/tcp/devine/quote.html.

Investor Fact Sheet: http://www.trilogy-capital.com/tcp/devine/factsheet.html.

Forward-Looking Statements

This press release may contain forward-looking statements relating to the future performance of Devine Entertainment Corporation. Forward-looking statements, specifically those concerning future performance and the achievement of operating profitability are subject to certain risks and uncertainties, and actual results may differ materially. These risks and uncertainties include the market acceptance of the Company's products and services; competition within the film and entertainment industry and the introduction of new entrants and/or products in the Company's markets; adverse changes in governmental regulations and policies affecting the film and entertainment industry; product development risks and risks of technological change; the risk of unanticipated expenses; and other risks and uncertainties all as described in the disclosure documents filed with securities regulatory authorities in accordance with applicable securities laws. Readers are cautioned that the foregoing list of factors is not exhaustive. Although the Company believes that the expectations conveyed by the forward-looking statements are reasonable based on information available to it on the date such forward-looking statements are made, no assurances can be given as to future results, levels of activity and achievements. All subsequent forward-looking statements, whether written or oral, attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. The Company assumes no obligation to update forward-looking statements should circumstances or management's estimates or opinions change.

Contact:
Devine Entertainment Corporation
Arnold Tenney, Richard Mozer
416-364-2282
Toll-free: 877-338-4633
atenney@devine-ent.com
or
Trilogy Capital Partners
Financial Communications:
Ryon Harms, Toll-free: 800-592-6067
ryon@trilogy-capital.com